CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 18, 2005, with respect to the consolidated financial statements included in the Registration Statement (Form S-8) of Commerce Group Corp. for the fiscal year ended March 31,2005 and 2004.

/s/Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT

May 31, 2006